EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________

Contact:         Kimberly A. DeBra                                                                                                                                                        December 20, 2012
EVP/Corporate Communications
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

            First Northern Bank Announces Patrick R. Brady as New Director

Dixon, Calif. – Gregory DuPratt, Chairman of the Board of First Northern Bank and First Northern Community Bancorp, has announced the appointment of Patrick R. Brady to both the Bank and Company’s Boards of Directors. He will also serve on the Bank’s Compensation and Asset Management & Trust Committees.

Mr. Brady is Chief Executive Officer of Sutter Roseville Medical Center.  He has been involved with Sutter since 1981, and has been in his current position since January 1999.  Prior to assuming his current duties, Mr. Brady served as the Chief Executive Officer of Sutter Solano Medical Center (SSMC) for approximately six and a half years.  Prior to SSMC, he served in a variety of executive level positions with Sutter Health in the Greater Sacramento Area and in hospital management in Los Angeles, California and Tucson, Arizona.

Mr. Brady has a Bachelor of Science degree in Public Administration from the University of Arizona, and a Masters degree in Hospital Administration form the University of Minnesota.  His professional activities include leadership roles in the American Hospital Association, American College of Healthcare Executives, California Healthcare Association, The Hospital Council of Northern and Central California, and the American Heart Association.   He has participated actively in local and regional affairs through Chamber of Commerce Boards, the Board of the Partnership HealthPlan of California, the Board of the Solano Coalition for Better Health, the Board for the Child Abuse Prevention Council for Placer County, the Board for Northern California P.E.T. Imaging, the Placer County Community Advisory Board, the Board of the Sutter Roseville Medical Center Foundation (formerly Roseville Community Health Foundation), the American Heart Association, Rotary Club of Roseville, and the Roseville Economic Development Steering Committee.  Pat and his wife, Jan, and Daughter, live in Newcastle, California.

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The other members of the Bank’s Board of Directors include: Gregory DuPratt of Dixon (Chairman), John M. Carbahal of Winters (Vice Chairman), Lori J. Aldrete of Sacramento, Frank J. Andrews, Jr. of Fairfield, Diane P. Hamlyn of Sacramento, Foy McNaughton of Fairfield, Richard M. Martinez of Woodland, Owen J. Onsum of Dixon, David W. Schulze of El Macero, and Louise A. Walker of Dixon.

                About First Northern Bank
First Northern Bank, an independent community bank headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer and the west slope of El Dorado County. First Northern has 10 branches located in Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Downtown Sacramento, Roseville, and Auburn, and has a full service Trust Department in Sacramento. First Northern Bank also offers 24/7 real estate mortgage loans, SBA Loans, and non-FDIC insured Investment and Brokerage Services at each branch location. Real Estate Mortgage Loan offices are located in Davis and Roseville, and real estate loan representatives are available to meet customers at any of the Bank’s branches by appointment. The Bank specializes in relationship banking and employs experts in the area of small business, commercial, agribusiness, and real estate lending, as well as wealth management. The Bank can be found on the Web at www.thatsmybank.com.

Forward-Looking Statements

This press release may include certain “forward-looking statements” about First Northern Community Bancorp (the “Company”). These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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